Exhibit 99.1

Contacts:
Raymond Jones	Katie Curnutte
Investor Relations	Public Relations
206-470-7137	206-757-2785
ir@zillow.com	press@zillow.com

ZILLOW, INC. REPORTS RECORD SECOND QUARTER 2014 RESULTS,

RAISES FULL YEAR OUTLOOK

•	Record quarterly Revenue of $78.7 million, up 68% over second quarter 2013.

•	Record quarterly and all-time traffic, with a new monthly record in July 2014 of nearly 89 million unique users on mobile and Web.

•	Record Premier Agent Revenue up 82% and bookings up 101% year over year.

•	Full-year revenue outlook raised to a range of $321.0 million to $323.0 million.

•	Full-year Adjusted EBITDA outlook raised to range of $52.0 million to $54.0 million.

SEATTLE – August 5, 2014 – Zillow, Inc. (NASDAQ:Z), the leading real estate and home-related marketplace, today announced record financial results for the quarter ended June 30, 2014.

“We had our strongest quarter yet with record consumer traffic and record revenue and bookings by Premier Agent advertisers,” said Spencer Rascoff, Zillow CEO. “Our deliberate focus on high-performing agents and their teams drove the significant increase in orders, and has prompted us to increase our full-year outlook. Advertisers are clearly following audience, and we’re continuing to reinvest in the business to get the flywheel to spin even faster.

“Additionally, last week we announced our entry into an agreement to acquire Trulia, a move that we believe will allow us to combine our resources and achieve even more impressive innovation for consumers and advertisers.”

Second Quarter 2014 Financial Highlights

•	Revenue increased 68% to a record $78.7 million from $46.9 million in the second quarter of 2013.

•	Marketplace Revenue increased 72% to a record $62.6 million from $36.5 million in the second quarter of 2013.

•	Real Estate Revenue grew 83% to a record $56.1 million from $30.6 million in the second quarter of 2013. Premier Agent advertisers spent 82% more in the quarter compared to one year ago, and 21% more compared to the first quarter of 2014.

•	Mortgages Revenue grew 13% to $6.6 million from $5.8 million in the second quarter of 2013.

•	Display Revenue increased 53% to a record $16.1 million from $10.5 million in the second quarter of 2013.

•	Basic and diluted GAAP net loss per share was $0.26 in the second quarter of 2014 compared to basic and diluted GAAP net loss per share of $0.30 in the same period last year. As a result of the record-high Premier Agent bookings during the quarter, which were driven by an increase in impressions available to sell, sales commissions were $0.9 million higher than projected. The higher-than-expected sales commissions increased basic and diluted GAAP net loss per share in the second quarter by $0.02; however, the related revenue will be recognized primarily in future periods.

•	Basic and diluted non-GAAP net loss per share was $0.05 in the second quarter of 2014 compared to basic and diluted non-GAAP net income per share of $0.01 in the same period last year, which excludes share-based compensation expense. The $0.9 million higher-than-expected sales commissions increased basic and diluted non-GAAP net loss per share in the second quarter by $0.02.

•	Adjusted EBITDA was $6.2 million in the second quarter of 2014, or 8% of revenue, which was an increase from $5.3 million in the second quarter of 2013, or 11% of revenue. The higher-than-expected sales commissions decreased Adjusted EBITDA in the second quarter by $0.9 million. The year-over-year decrease in Adjusted EBITDA as a percentage of revenue was driven by previously announced plans to invest heavily in advertising to grow brand awareness.

Operating and Business Highlights

•	Zillow continues to grow its audience with a record 81.1 million average monthly unique users during the second quarter of 2014, up 49% year-over-year. In July, traffic broke an all-time record with nearly 89 million monthly unique users, an increase of 45% year-over-year.

•	During the second quarter of 2014, visits to Zillow via a mobile device nearly doubled year-over-year, and in July 2014, more than 568 million homes were viewed on Zillow via a mobile device, which equates to 212 homes per second. In June, Zillow was a featured launch partner on the Kindle Fire phone, and the Zillow app was demonstrated by Amazon CEO Jeff Bezos during the unveiling.

•	Premier Agent advertisers spent a record amount with Zillow in the second quarter of 2014. Zillow added 3,850 Premier Agent advertisers in the second quarter for a total of 56,818, with average revenue per agent reaching a record $320, up from $266 in the same period last year. Premier Agent advertisers who have been on the platform more than 12 months spent 62% more in the second quarter this year than they did a year ago.

•	Last week, Zillow announced its plans to acquire Trulia in a stock-for-stock transaction. The combined company will maintain both the Zillow and Trulia consumer brands, offering buyers, sellers, homeowners and renters access to vital information about homes and real estate for free, and providing advertising and software solutions that help real estate professionals grow their business. The acquisition is expected to close in 2015.

•	In June, Zillow announced it was beginning to power the real estate search for MSN Real Estate, one of the largest websites in the category. Zillow also powers Yahoo! Homes, AOL and HGTV’s Frontdoor.com.

•	Zillow recently announced a number of new partnerships with real estate brokers, multiple listing services, and industry technology partners:

•	In June, Zillow announced a strategic marketing partnership with Douglas Elliman, New York City’s largest residential brokerage and one of the largest real estate brokerages in the nation.

•	In June, MLSListings Inc. of Northern California joined the Zillow Partnership Platform, which sends MLS data directly to Zillow as often as every 15 minutes, ensuring that current, active listings are up to date, correct and in sync with the MLS data. In July, the Northwest Minnesota Association of Realtors also joined the program.

•	In July, the Zillow Tech Connect program, which allows technology companies to seamlessly connect their preferred CRM systems with Zillow, surpassed 25 partners. Since the launch of Zillow Tech Connect in November 2013, more than 100,000 contacts have passed through the program directly into the agents’ chosen platform.

•	In July, Zillow announced that the Zillow Pro for Brokers program has enrolled nearly 2,000 partners nationwide, nearly doubling the program’s size since May of this year.

•	In July, Zillow announced the acquisition of Vancouver, BC -based Retsly™, a software company that normalizes real estate data from multiple listing services so developers can build data-driven mobile- and web-based products for the real estate industry. The acquisition is an extension of Zillow’s efforts to provide innovative software and productivity tools to help brokers, agents, franchisors and MLSs be more successful.

•	In June, Zillow won a 2014 Effie Award for its “Find Your Way Home” brand advertising campaign. The award honors the most effective marketing communication campaigns in North America.

•	Zillow Mortgage Marketplace continued its growth in the quarter, even as the mortgage market as a whole contracted. Consumers submitted nearly 5.5 million loan requests in the second quarter, up 3% year-over-year, while overall loan originations in the United States were down 50% versus the same period last year, according to the Mortgage Bankers Association. Zillow now has corporate relationships with several large national lenders that quote live rates in the marketplace. Zillow’s new pre-approval product is steadily growing, and pre-approval functionality is being added to all Zillow iOS apps, providing incremental contact volume to lenders in Zillow Mortgage Marketplace.

•	In the quarter, Zillow launched Zillow Rent Connect, a partnership program that provides high-quality, certified contacts to multi-family property managers through the Zillow Rental Network, the largest rental network on the Web[1]. The Zillow Rent Connect contact generation process is SOC 3SM-certified by Ernst & Young, an independent certified public accounting firm, which means that the technology provides multifamily property management marketers with only high-quality contacts, saving time and money. In July, Zillow announced MyNewPlace, RealPage’s rental website, will join the Zillow Rental Network. Under the agreement, multifamily rental companies that market their listings on Zillow will have the option to have their listings appear on MyNewPlace.

Business Outlook - Third Quarter and Full Year 2014

In the third quarter of 2014, Zillow expects revenue to be in the range of $87.0 million to $88.0 million, which represents a 64% increase over third quarter of 2013 revenue at the midpoint of the range.

Zillow expects Adjusted EBITDA to be in the range of $14.0 million to $15.0 million, which represents a $10.4 million increase over third quarter of 2013 Adjusted EBITDA at the midpoint of the range. This outlook excludes anticipated transaction-related costs resulting from our planned acquisition of Trulia, which are estimated to be $7.0 million to $10.0 million in the period. Estimated reconciling adjustment ranges for Adjusted EBITDA are $9.0 million to $10.0 million for depreciation and amortization and $7.0 million to $8.0 million for share-based compensation expense.

For full year 2014, Zillow is increasing its outlook for revenue to a range of $321.0 million to $323.0 million, up from a range of $304.0 million to $308.0 million, which represents a year-over-year increase of $124.5 million, or 63%, at the midpoint of the range.

Zillow is raising its outlook for Adjusted EBITDA to a range of $52.0 million to $54.0 million, up from the previous range of $48.0 million to $50.0 million for the full year. This represents a year-over-year increase of 78% at the midpoint of the range. Estimated reconciling adjustment ranges for Adjusted EBITDA are $35.0 million to $38.0 million for depreciation and amortization and $32.0 million to $34.0 million for share-based compensation expense.

Quarterly Conference Call

A quarterly conference call to discuss Zillow, Inc.’s second quarter 2014 financial results will occur today at 2 p.m. Pacific Time (5 p.m. Eastern Time) that will also be webcast live. The live webcast of the conference call will be available on the investor relations section of Zillow, Inc.’s website at http://investors.zillow.com/. For those without access to the Internet, the call may be accessed toll-free via phone at 877-643-7152 with conference ID# 79067051. Callers outside the United States may dial 443-863-7921 with conference ID# 79067051. Questions submitted via Zillow’s Twitter account (www.twitter.com/zillow) using the hashtag #ZEarnings, and questions posted on the Zillow Facebook page (www.facebook.com/zillow), will be considered during the Q&A portion of the call, in addition to questions submitted by those dialed in. Following completion of the call, a recorded replay of the webcast will be available on the investor relations section of Zillow, Inc.’s website at http://investors.zillow.com/.

[1]	Source: Zillow’s custom-defined ranking based on comScore data, Rental Networks by Unique Visitors, June 2014, US Data; Zillow Rental Network is the unduplicated reach of Zillow.com Rentals and HotPads.com, Media Metrix Audience Duplication report, June 2014, US Data.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our beliefs about our reinvestments in the business, our business outlook, and the expected benefits related to our proposed acquisition of Trulia. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in Zillow’s actual results from those described in these forward-looking statements may result from actions taken by Zillow as well as from risks and uncertainties beyond Zillow’s control. Factors that may contribute to such differences include, but are not limited to, Zillow’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments, including our proposed acquisition of Trulia, Inc.; Zillow’s ability to maintain and effectively manage an adequate rate of growth; the impact of the real estate industry on Zillow’s business; Zillow’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow’s ability to increase awareness of the Zillow brand; Zillow’s ability to maintain or establish relationships with listings and data providers; Zillow’s ability to attract consumers to Zillow’s mobile applications and websites; Zillow’s ability to compete successfully against existing or future competitors; the reliable performance of Zillow’s network infrastructure and content delivery processes; and Zillow’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow’s business and financial results, please review the “Risk Factors” described in Zillow’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission, or SEC, and in Zillow’s other filings with the SEC. Except as may be required by law, Zillow does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Additional Information and Where to Find It

In connection with the proposed acquisition of Trulia, Zillow and Trulia will file a joint proxy statement/prospectus with the Securities and Exchange Commission, and a new holding company will file a Registration Statement on Form S-4 with the Securities and Exchange Commission. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (when they become available) and other documents filed by Zillow and Trulia at the Securities and Exchange Commission’s web site at www.sec.gov. Copies of the registration statement and joint proxy statement/prospectus (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, from Zillow’s website, www.zillow.com, under the heading “Investors” in the “About” tab or by contacting Zillow Investor Relations at (206) 470-7137. These documents may also be obtained, without charge, from Trulia’s website, www.trulia.com, under the tab “Investor Relations” or by contacting Trulia Investor Relations at (415) 400-7238.

Participants in Solicitation

The respective directors and executive officers of Zillow and Trulia and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Zillow’s directors and executive officers is available in its proxy statement filed with the SEC by Zillow on April 17, 2014, and information regarding Trulia’s directors and executive officers is available in its proxy statement filed with the SEC by Trulia on April 22, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA as well as non-GAAP net income (loss) per share, both of which are non-GAAP financial measures. We have provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, and a reconciliation of net income (loss), adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income (loss) per share - basic and diluted, within this earnings release.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation expense;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Our presentation of non-GAAP net income (loss) per share excludes the impact of share-based compensation expense. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income (loss) per share as supplemental information to investors, as we believe the exclusion of share-based compensation expense facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider these metrics in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow, Inc.

Zillow, Inc. (NASDAQ: Z) operates the leading real estate and home-related marketplaces on mobile and the Web, with a complementary portfolio of brands and products that help people find vital information about homes, and connect with the best local professionals. Zillow’s brands serve the full lifecycle of owning and living in a home: buying, selling, renting, financing, remodeling and more. In addition, Zillow offers a suite of tools and services to help local real estate, mortgage, rental and home improvement professionals manage and market their businesses. Welcoming nearly 89 million monthly unique users in July 2014, the Zillow, Inc. portfolio includes Zillow.com®, Zillow Mobile, Zillow Mortgage Marketplace, Zillow Rentals, Zillow Digs®, StreetEasy®, Postlets®, Diverse Solutions®, Agentfolio®, Mortech®, HotPads™ and Retsly ™. Zillow is headquartered in Seattle.

Please visit http://investors.zillow.com/, www.zillowblog.com, www.twitter.com/zillow, and www.facebook.com/zillow, where Zillow discloses information about the company, its financial information, and its business which may be deemed material.

The Zillow logo is available at http://zillow.mediaroom.com/logos.

Zillow.com, Zillow, Digs, StreetEasy, Postlets, Mortech, Agentfolio and Diverse Solutions are registered trademarks of Zillow, Inc.

HotPads and Retsly are trademarks of Zillow, Inc.

(ZFIN)

ZILLOW, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$138,289	$201,760
Short-term investments	219,777	93,531
Accounts receivable, net	19,885	15,234
Prepaid expenses and other current assets	6,464	4,987

Total current assets	384,415	315,512
Long-term investments	99,806	142,435
Property and equipment, net	34,011	27,408
Goodwill	96,352	93,213
Intangible assets, net	26,455	29,149
Other assets	434	346

Total assets	$641,473	$608,063

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$14,279	$4,724
Accrued expenses and other current liabilities	12,116	10,601
Accrued compensation and benefits	6,363	4,440
Deferred revenue	14,037	12,298
Deferred rent, current portion	735	546

Total current liabilities	47,530	32,609
Deferred rent, net of current portion	10,248	7,658
Shareholders’ equity:
Preferred stock	—	—
Class A common stock	3	3
Class B common stock	1	1
Additional paid-in capital	684,548	651,913
Accumulated deficit	(100,857)	(84,121)

Total shareholders’ equity	583,695	567,796

Total liabilities and shareholders’ equity	$641,473	$608,063

ZILLOW, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$78,675	$46,920	$144,918	$85,886
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	6,793	4,294	12,957	8,424
Sales and marketing (2)	48,075	32,924	82,973	52,718
Technology and development (2)	19,862	11,071	36,832	21,682
General and administrative (2)	14,706	8,978	29,395	17,211

Total costs and expenses	89,436	57,267	162,157	100,035

Loss from operations	(10,761)	(10,347)	(17,239)	(14,149)
Other income	284	115	503	170

Net loss	$(10,477)	$(10,232)	$(16,736)	$(13,979)

Net loss per share — basic and diluted	$(0.26)	$(0.30)	$(0.42)	$(0.41)
Weighted-average shares outstanding — basic and diluted	39,800	34,553	40,314	34,164

(1) Amortization of website development costs and intangible assets included in technology and development	$6,857	$4,492	$13,641	$8,700

(2) Includes share-based compensation expense as follows:
Cost of revenue	$418	$176	$791	$339
Sales and marketing	1,698	7,777	3,001	9,004
Technology and development	3,056	1,034	5,081	2,068
General and administrative	3,238	1,480	6,669	3,202

Total	$8,410	$10,467	$15,542	$14,613

Other Financial Data:
Adjusted EBITDA (3)	$6,245	$5,275	$14,973	$10,398

(3)	See above for more information regarding our presentation of Adjusted EBITDA.

ZILLOW, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2014	2013
Operating activities
Net loss	$(16,736)	$(13,979)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,670	9,934
Share-based compensation expense	15,542	14,613
Loss on disposal of property and equipment	353	668
Bad debt expense	1,225	765
Deferred rent	2,779	(122)
Amortization of bond premium	1,751	210
Changes in operating assets and liabilities:
Accounts receivable	(5,876)	(5,193)
Prepaid expenses and other assets	(1,565)	(462)
Accounts payable	9,555	2,659
Accrued expenses	3,438	(1,506)
Deferred revenue	1,739	959

Net cash provided by operating activities	28,875	8,546
Investing activities
Proceeds from maturities of investments	73,885	33,000
Purchases of investments	(159,253)	(56,272)
Purchases of property and equipment	(15,373)	(10,996)
Purchases of intangible assets	(2,132)	(1,707)
Cash paid for acquisition	(3,500)	—

Net cash used in investing activities	(106,373)	(35,975)
Financing activities
Proceeds from exercise of Class A common stock options	14,027	8,941

Net cash provided by financing activities	14,027	8,941
Net decrease in cash and cash equivalents during period	(63,471)	(18,488)
Cash and cash equivalents at beginning of period	201,760	150,040

Cash and cash equivalents at end of period	$138,289	$131,552

Supplemental disclosures of cash flow information
Noncash transactions:
Capitalized share-based compensation	$3,086	$1,732
Write-off of fully depreciated property and equipment	$3,017	$792

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of Adjusted EBITDA to Net Loss:
Net loss	$(10,477)	$(10,232)	$(16,736)	$(13,979)
Other income	(284)	(115)	(503)	(170)
Depreciation and amortization expense	8,596	5,155	16,670	9,934
Share-based compensation expense	8,410	10,467	15,542	14,613

Adjusted EBITDA	$6,245	$5,275	$14,973	$10,398

Non-GAAP Net Income (Loss) per Share

The following table presents a reconciliation of net income (loss), adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income (loss) per share - basic and diluted, for each of the periods presented (in thousands, except per share data, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net loss, as reported	$(10,477)	$(10,232)	$(16,736)	$(13,979)
Share-based compensation expense	8,410	10,467	15,542	14,613

Net income (loss), adjusted	$(2,067)	$235	$(1,194)	$634

Weighted-average shares outstanding - basic	39,800	34,553	40,314	34,164
Weighted-average shares outstanding - diluted	39,800	37,633	40,314	37,243
Non-GAAP net income (loss) per share - basic and diluted	$(0.05)	$0.01	$(0.03)	$0.02

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Marketplace revenue:
Real estate	$56,051	$30,637	$102,646	$56,746
Mortgages	6,565	5,814	13,694	10,723

Total Marketplace revenue	62,616	36,451	116,340	67,469
Display revenue	16,059	10,469	28,578	18,417

Total revenue	$78,675	$46,920	$144,918	$85,886

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Percentage of Total Revenue:
Marketplace revenue:
Real estate	71%	65%	71%	66%
Mortgages	8%	12%	9%	12%

Total Marketplace revenue	80%	78%	80%	79%
Display revenue	20%	22%	20%	21%

Total revenue	100%	100%	100%	100%

Key Growth Drivers

The following tables set forth our key growth drivers for each of the periods presented:

	Average Monthly Unique Users for the Three Months Ended June 30,		2013 to 2014
	2014	2013	% Change
	(in thousands)
Unique Users	81,108	54,317	49%

Unique users source: We measure unique users with Google Analytics. Beginning in September 2013, the reported monthly unique users reflect the effect of Zillow’s August 26, 2013 acquisition of StreetEasy, Inc.

	At June 30,		2013 to 2014
	2014	2013	% Change
Premier Agent Advertisers	56,818	38,807	46%